Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

          I, Jeffrey I. Badgley, President and Chief Executive  Officer of Miller Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Quarterly  Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 11, 2004

/s/ Jeffrey I. Badgley

Jeffrey I. Badgley
President and Co-Chief Executive Officer